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                                                                     EXHIBIT 3.3


                              FIRST AMENDMENT TO
                      LIMITED LIABILITY COMPANY AGREEMENT

         THIS FIRST AMENDMENT (the "Amendment") to the Limited Liability Company Agreement of Southern Energy Mid-Atlantic, LLC (the "Company") dated July 12, 2000 (the "Agreement") is made and entered into as of November 7, 2000, by the sole members of the Company, Southern Energy Potomac Investments, Inc. ("SE Potomac Investments") and Southern Energy PJM (G.P.), Inc. ("SE PJM (G.P.)").

         WHEREAS, SE Potomac Investments and SE PJM (G.P.), as the sole members of the Company, desire to amend the Agreement in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, SE Potomac Investments and SE PJM (G.P.) hereby agree as follows:

         1. Article V, Section 5.2 of the Agreement shall be deleted in its entirety and shall be replaced as follows:

                  5.2 Management by Manager. The business and affairs of the
                      ---------------------
         Company shall be managed by a manager appointed by the members of the Company. SE PJM (G.P) shall be the initial manager (the "Manager") and shall continue as manager until its successor is duly appointed. The Manager shall have power and authority, and shall be and hereby is authorized and empowered, in the name of and on behalf of the Company, to appoint one or more officers, who shall have such titles, and who shall have and may exercise and perform such rights, duties, powers, authority, and authorization as the Manager may provide, and to delegate to one or more of such officers or other persons the Manager's rights and powers to manage and control the business and affairs of the Company, including, without limitation, to delegate to agents and employees of the Manager or the Company and to delegate by a management agreement or other agreement with, or otherwise to, other persons. The Manager shall have power and authority, and shall be and hereby is authorized and empowered, in the name and on behalf of the Company, to do or cause to be done any and all acts and things as may be necessary, appropriate, proper, advisable, incidental, or convenient to or in connection with the management of the Company, including, without limitation, to negotiate, execute, acknowledge, certify, seal, deliver, file, record, and/or perform any certificates, notices, deeds, instruments, contracts, and documents as may be required or as the Manager may deem necessary, appropriate, proper, advisable, or convenient, such necessity, appropriateness, propriety, advisability, incidence, convenience, or requirement, and such determination thereof, to be conclusively, but not exclusively, evidenced by the doing, causing to be done, negotiation, execution, acknowledgment, certification, sealing, delivery, filing, recording, and/or performance thereof by the Manager, and further, that any act done or caused to be done prior to the effectiveness of this Agreement by the

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         Manager consistent with and in connection with the foregoing be, and hereby is, ratified, adopted, authorized, approved, and confirmed.

         2. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its provisions regarding conflict of laws.

         3. Except as specifically amended herein, all terms of the Agreement shall remain in full force and effect and are hereby ratified and affirmed.

         IN WITNESS WHEREOF, the members of the Company have caused this Amendment to be duly executed on the date first above written.


                                SOUTHERN ENERGY POTOMAC
                                INVESTMENTS, INC., as Member


                                By: /s/ Anne M. Cleary
                                    --------------------------------
                                    Name: Anne M. Cleary
                                    Title: Vice President


                                SOUTHERN ENERGY
                                PJM (G.P.), INC., as Member


                                By: /s/ Anne M. Cleary
                                    --------------------------------
                                    Name: Anne M. Cleary
                                    Title: Vice President


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